EX 99.1

                     [FIRST LITCHFIELD FINANCIAL LETTERHEAD]

                                October 27, 2009

Dear Shareholder:

         We are pleased to enclose a copy of the joint press release dated October 26, 2009 in which First Litchfield Financial Corporation ("First Litchfield") and Union Savings Bank ("USB") announced the signing of a definitive agreement for the merger of First Litchfield and The First National Bank of Litchfield (the "Bank") with and into USB. Under terms of the agreement, upon completion of the merger, each First Litchfield shareholder will receive $15.00 per share in cash, giving the transaction a value of approximately $35 million. The definitive agreement has been unanimously approved by the Boards of First Litchfield, the Bank and USB.

         When the proposed transaction is completed, USB will have approximately $2.5 billion in assets, $1.7 billion in deposits and 28 branches in Connecticut
- 13 branches in Fairfield County, 13 branches in Litchfield County and one each in New Haven and Hartford counties.

         The transaction is subject to approval by the shareholders of First Litchfield, as well as customary regulatory approvals. The transaction is expected to close in the first quarter of 2010.

         You will receive a proxy statement and proxy relating to a Special Meeting of Shareholders of First Litchfield in the next few months which will contain full details of the transaction and provide you the opportunity to vote on it.

                                   Sincerely,
                                   /s/ JOSEPH J. GRECO
                                   JOSEPH J. GRECO
                                   President and Chief Executive Officer

Forward-looking Information: Any forward-looking statements regarding the proposed merger of First Litchfield and USB involve uncertainties. Those uncertainties include, but are not limited to: legislation or changes in regulatory requirements, shareholder actions, technical or systems issues affecting dates of consummation or conversion, costs or difficulties related to the integration, realization of expected synergies from the acquisition, and general economic conditions that are less favorable than expected. First Litchfield does not undertake any obligation to update forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made.

This letter does not constitute a solicitation of proxies. First Litchfield will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission ("SEC"). Shareholders of First Litchfield are urged to read the proxy statement and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the transaction. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about First Litchfield, at the SEC's website (www.sec.gov), and at First Litchfield's website (www.fnbl.com). Copies of the proxy statement may also be obtained without charge, when available, by directing a request to: First Litchfield Financial Corporation, 13 North Street,
P. O. Box 578, Litchfield, CT 06759.

First Litchfield and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Litchfield in connection with the acquisition. Information about the directors and executive officers of First Litchfield and their ownership of First Litchfield common stock is set forth in its proxy statement for its 2009 annual meeting of shareholders, dated April 27, 2009, filed with the SEC which is available at the First Litchfield and SEC websites noted above. Additional information regarding the interests of such participants in the transaction will be contained in the proxy statement when it becomes available.

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